Exhibit 10.1

FIRST AMENDMENT

FIRST AMENDMENT, dated as of November 9, 2004 (“First Amendment”), to the Amended and Restated Credit Agreement dated as of May 10, 2004 (the “Credit Agreement”), among MUZAK HOLDINGS LLC (“Holdings”), MUZAK LLC as Borrower (the “Borrower”), the lenders from time to time parties thereto (the “Lenders”), BEAR, STEARNS & CO. INC. and LEHMAN BROTHERS INC., as Joint Lead Arrangers and Joint Bookrunners, LEHMAN COMMERCIAL PAPER INC., FLEET NATIONAL BANK and GECC CAPITAL MARKETS GROUP, INC., as Co-Syndication Agents, GENERAL ELECTRIC CAPITAL CORPORATION (“GECC”), as Documentation Agent and Collateral Agent and BEAR STEARNS CORPORATE LENDING INC., as Administrative Agent (“Administrative Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement;

WHEREAS, the Borrower has requested that the Lenders waive certain provisions of the Credit Agreement;

WHEREAS, pursuant to Section 11.1 of the Credit Agreement the consent of the Required Lenders is necessary to effect this First Amendment;

NOW, THEREFORE, in consideration of the premises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1. AMENDMENTS TO CREDIT AGREEMENT

(a) Section 1.1. The definition of “Applicable Margin” in Section 1.1 of the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Applicable Margin”: for each Type of Loan, the rate per annum set forth under the relevant column heading below:

	Eurodollar Loans	Base Rate Loans
Revolving Loans	4.00%	2.75%
Term Loans	4.25%	3.25%

; provided that, on and after the first Adjustment Date (as defined in the Pricing Grid) occurring upon receipt of the Borrower’s financial statements for the two full fiscal quarters of the Borrower completed after the Original Closing Date, the Applicable Margin with respect to Revolving Loans will be determined pursuant to the Pricing Grid.

(b) Section 1.1. The definition of “Consolidated EBITDA” in Section 1.1 is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Consolidated EBITDA”: for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary charges or losses determined in accordance with GAAP, (f) non-cash compensation expenses arising from the issuance or appreciation of capital stock, options to purchase capital stock and capital stock appreciation rights to the management of such Person and its Included Subsidiaries, (g) any other non-ordinary course non-cash charges, non-cash expenses or non-cash losses of such Person or any of its Included Subsidiaries for such period; provided, however, that cash payments in respect of such non-ordinary course non-cash charges, expenses or losses made in such period or in any future period in respect of such non-cash charges, expenses or losses shall be subtracted from Consolidated Net Income in calculating Consolidated EBITDA in the period when such payments are made (other than an aggregate amount of up to $1,900,000 representing the cash impact of charges with respect to the reorganization described in the press release dated August 6, 2004, issued by Holdings and filed as Exhibit 99.1 to the Form 8-K dated August 6, 2004 (the “Reorganization”) paid during the period beginning with the fiscal quarter ending September 30, 2004 through and including the fiscal quarter ending June 30, 2005), (h) Deferred Management Fees; provided, however, that cash payments made in such period or in any future period in respect of such Deferred Management Fees shall be subtracted from Consolidated Net Income in calculating Consolidated EBITDA in the period when such Deferred Management Fees are paid; provided, further, that cash payments made from and after the Original Closing Date in respect of any Pre-Closing Deferred Management Fees shall not be subtracted from Consolidated Net Income in calculating Consolidated EBITDA in any period, (i) amounts paid by the Borrower in respect of license fees, interest thereon and any related penalties paid or (to the extent that such amounts were expensed by the Borrower in such period) to be paid by the

Borrower in settlement of claims for past license fee calculations for prior periods to copyright holders, performing rights organizations and/or licensing collectives and associations, and accruals therefor, provided that the aggregate amounts so included pursuant to this clause (i) shall not exceed $5,000,000 from the Original Closing Date, and (j) to the extent applicable to the period for which Consolidated EBITDA is being calculated, $900,000, which represents the impact of lost revenue and expenses incurred by the Borrower and its Subsidiaries during the fiscal quarter ended December 31, 2003 as a direct result of the outage of the Telstar 4 satellite in September 2003; minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary income or gains determined in accordance with GAAP and (c) any other non-cash income (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period that are described in the parenthetical to clause (g) above), all as determined on a consolidated basis.

(c) Section 1.1. The definition of “Consolidated Fixed Charge Coverage Ratio” in Section 1.1 of the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Consolidated Fixed Charge Coverage Ratio”: for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Fixed Charges for such period. For purposes of calculating the Consolidated Fixed Charge Ratio, (x) Consolidated Fixed Charges shall be calculated on a Pro Forma Basis and (y) Consolidated EBITDA for any four consecutive fiscal quarter period shall mean actual Consolidated EBITDA for the fiscal quarter then most recently ended multiplied by 4.

(d) Section 1.1. The last sentence of the definition of “Revolving Commitment” in Section 1.1 of the Credit Agreement is hereby amended by deleting such sentence in its entirety and replacing it with the following sentence:

“The amount of the Total Revolving Commitments is $55,000,000.”

(e) Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Revolving Termination Date” in its entirety and replacing it with the following:

“Revolving Termination Date”: May 20, 2007.

(f) Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Term Loan Termination Date” in its entirety and replacing it with the following:

“Term Loan Termination Date”: November 21, 2007.

(g) Section 2.3. Section 2.3 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“2.3 Repayment of Term Loans. The Term Loans shall mature in six (6) consecutive quarterly installments, commencing on June 30, 2006 and payable on the respective dates set forth below, each of which shall be in an amount equal to such Lender’s Term Percentage multiplied by the percentage of the principal amount of the Term Loans outstanding on the thirtieth day after the Closing Date (after giving effect to any prepayment of Term Loans required under Section 4.2(d)), as set forth below opposite such installment payment date, and all remaining principal amounts outstanding under the Term Loans shall be payable on the Term Loan Termination Date:

Installment Payment Date	Percentage of Outstanding Term Loans
June 30, 2006	0.25%
September 30, 2006	0.25%
December 31, 2006	0.25%
March 31, 2007	0.25%
June 30, 2007	0.25%
September 30, 2007	0.25%
Term Loan Termination Date	All remaining principal

Notwithstanding the foregoing, if the Revolving Commitments are terminated prior to the Revolving Termination Date, the Term Loans shall be immediately due and payable on the date of such termination of the Revolving Commitments.”

(h) Section 8.1. Section 8.1 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the provisions set forth in Exhibit A attached hereto.

(i) Section 8.7. Section 8.7 of the Credit Agreement is hereby amended by deleting the “.” at the end of the first paragraph thereof and inserting the following provision:

“and (b) Capital Expenditures of the Borrower and its Subsidiaries in an aggregate amount of up to $700,000 in connection with the Reorganization during the period beginning with the fiscal quarter ending September 30, 2004 through and including the fiscal quarter ending December 31, 2005.”

(j) Lender Addenda: Schedule 1 to that certain Lender Addendum dated as of May 10, 2004 among GECC, Muzak LLC and the Administrative Agent is hereby amended by reducing the Revolving Commitment amount stated therein from $20,000,000 to $15,000,000 (the “Non Pro Rata Commitment Reduction”). Each reference to “Revolving Percentages” of the relevant Lenders in the Loan Documents shall hereafter be deemed to refer to such percentages after giving effect to the Non-Pro Rata Commitment Reduction, as set forth on Schedule 1 attached hereto.

SECTION 2. WAIVERS TO THE CREDIT AGREEMENT

Subject to the conditions set forth in Section 4 of this First Amendment, the Required Lenders hereby:

(a) waive the provisions of Section 4.8 of the Credit Agreement in connection with the Non-Pro Rata Commitment Reduction and related transactions to the extent that any Default or Event of Default will arise therefrom;

(b) waive the provisions of Section 8.1(a), (b) and (c) for the period ending September 30, 2004 to the extent that any Default or Event of Default has occurred or is continuing through and including the date hereof.

This is a limited waiver of the Borrower’s compliance with the foregoing provisions, and does not constitute and shall not be deemed to constitute a waiver of any right, power, remedy or privilege inuring to the Administrative Agent or any Lender arising from any future noncompliance.

SECTION 3. REPRESENTATIONS AND WARRANTIES

In order to induce the Required Lenders to enter into this First Amendment, Borrower and Holdings jointly and severally represent and warrant to each of the Lenders that:

(a) Holdings, Borrower and their respective Subsidiaries have taken all necessary action to authorize the execution, delivery and performance of this First Amendment.

(b) The execution, delivery and performance of this First Amendment will not violate: (i) the Certificate of Incorporation and By-Laws or other organizational or governing documents of Holdings, Borrower or any of their respective Subsidiaries; (ii) any law, treaty, rule or regulation or determination of an arbitrator or a court or other nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory or other organization (including the National Association of Insurance Commissioners), in each case applicable to or binding upon Holdings, Borrower or any of their respective Subsidiaries or any of their property to which they or any of their property are subject; or (iii) any provision of any written agreement, written instrument or other written undertaking to which Holdings, Borrower or any of their respective Subsidiaries is a party or by which any of their property is bound.

(c) All of the representations and warranties in the Credit Agreement, after giving effect to this First Amendment, are true and correct in all material respects on and as of the date hereof as if made on the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(d) No Default or Event of Default has occurred and is continuing (except for those that are waived).

SECTION 4. CONDITIONS TO EFFECTIVENESS

The effectiveness of this First Amendment is subject to the following conditions precedent (unless specifically waived in writing by the Administrative Agent), each to be in form and substance satisfactory to the Administrative Agent:

(a) The Borrower shall have paid to the Agents and the Lenders, as the case may be, all costs, fees and expenses (including, without limitation, the fees and disbursements of Cahill Gordon & Reindel LLP, counsel to the Administrative Agent and breakage costs, if any) payable to the Agents and the Lenders, including without limitation an amendment fee payable to:

(x) in the case of each Lender executing this First Amendment (other than GECC), an amount equal to 0.175% of such Lender’s Revolving Commitment, and

(y) in the case of GECC to the extent it executes this First Amendment, an amount equal to the sum of (A) its Term Commitments ($35,000,000) multiplied by 0.15% and (B) its Revolving Commitment (after giving effect to this First Amendment) ($15,000,000) multiplied by 0.15%.

(b) All corporate and other proceedings taken or to be taken in connection with this First Amendment and all documents incidental thereto, whether or not referred to herein, shall be satisfactory in form and substance to the Administrative Agent and its legal counsel.

(c) The Administrative Agent shall have received duly executed counterparts of this First Amendment which, when taken together, bear the authorized signatures of the Borrower, Holdings and the Required Lenders.

(d) No Default or Event of Default has occurred and is continuing (except for those that are waived).

SECTION 5. MISCELLANEOUS

(a) This First Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.

(b) THIS FIRST AMENDMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

(c) Except as expressly provided herein, this First Amendment shall not constitute a consent to or modification of any other provision, term or condition of the Credit Agreement or any other Loan Document. All terms, provisions, covenants, representations, warranties, agreements and conditions contained in the Credit Agreement, as amended hereby, and the other Loan Documents are ratified and confirmed in all respects and shall remain in full force and effect.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first above written.

MUZAK LLC, as Borrower

By:	/s/ Catherine Walsh
Name:	Catherine Walsh
Title:	Treasurer

MUZAK HOLDINGS LLC

By:	/s/ Catherine Walsh
Name:	Catherine Walsh
Title:	Treasurer

First Amendment

S-    of S-

BEAR STEARNS CORPORATE LENDING INC., as Administrative Agent and a Lender

By:	/s/ Victor Bulzacchelli
Name:	Victor Bulzacchelli
Title:	Vice President

First Amendment

S-    of S-

LEHMAN COMMERCIAL PAPER INC., as Lender

By:	/s/ Frank P. Turner
Name:	Frank P. Turner
Title:	Vice President

First Amendment

S-    of S-

FLEET NATIONAL BANK, as Lender

By:
Name:
Title:

First Amendment

S-    of S-

GENERAL ELECTRIC CAPITAL CORPORATION, as Lender

By:	/s/ Scott T. Webster
Name:	Scott T. Webster
Title:	Senior Vice President

First Amendment

S-    of S-

CANYON CAPITAL CLO 2004-1 LTD., as Lender

By:	/s/ R. Christian B. Eversen
Name:	R. Christian B. Eversen
Title:	Managing Director

First Amendment

S-    of S-

CANPARTNERS INVESTMENTS IV, LLC as Lender

By:	/s/ R. Christian B. Eversen
Name:	R. Christian B. Eversen
Title:	Managing Director

First Amendment

S-    of S-

EXHIBIT A

(a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any fiscal quarter of the Borrower set forth below to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ended	Consolidated Leverage Ratio
June 30, 2003	5.00 to 1.0
September 30, 2003	5.00 to 1.0
December 31, 2003	4.75 to 1.0
March 31, 2004	5.25 to 1.0
June 30, 2004	5.75 to 1.0
September 30, 2004	6.50 to 1.0
December 31, 2004	6.50 to 1.0
March 31, 2005	6.50 to 1.0
June 30, 2005	6.50 to 1.0
September 30, 2005	6.25 to 1.0
December 31, 2005	6.00 to 1.0
March 31, 2006	6.00 to 1.0
June 30, 2006	6.00 to 1.0
September 30, 2006	5.75 to 1.0
December 31, 2006	5.50 to 1.0
March 31, 2007	5.50 to 1.0
June 30, 2007	5.50 to 1.0
September 30, 2007 and each fiscal quarter ended thereafter	5.25 to 1.0

(b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ended	Consolidated Interest Coverage Ratio
June 30, 2003 through and including the fiscal quarter ended June 30, 2004	2.00 to 1.0
September 30, 2004	1.75 to 1.0
December 31, 2004	1.75 to 1.0
March 31, 2005	1.50 to 1.0
June 30, 2005	1.50 to 1.0
September 30, 2005	1.50 to 1.0
December 31, 2005	1.50 to 1.0
March 31, 2006	1.50 to 1.0
June 30, 2006	1.50 to 1.0
September 30, 2006 and each fiscal quarter ended thereafter	1.75 to 1.0

A-1

(c) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any fiscal quarter of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ended	Consolidated Fixed Charge Coverage Ratio
June 30, 2003 through fiscal quarter ended September 30, 2003	1.00 to 1.0
December 31, 2003 through fiscal quarter ended June 30, 2004	0.90 to 1.0
September 30, 2004	0.75 to 1.0
December 31, 2004	0.75 to 1.0
March 31, 2005	0.75 to 1.0
June 30, 2005	0.80 to 1.0
September 30, 2005	0.80 to 1.0
December 31, 2005	0.83 to 1.0
March 31, 2006	0.85 to 1.0
June 30, 2006	0.88 to 1.0
September 30, 2006	0.92 to 1.0
December 31, 2006	0.96 to 1.0
March 30, 2007	0.97 to 1.0
June 30, 2007 and each fiscal quarter ended thereafter	1.00 to 1.0

A-2